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                                 TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

       Each of the undersigned, as trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Investment Company Act of 1940 with the Securities and Exchange Commission:

                            Growth Trust
                            Growth and Income Trust
                            Income Trust
                            Tax-Free Income Trust
                            World Trust

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Act and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

       Dated the 11th day of April, 1996.


  /s/ Lynne V. Cheney                   /s/ Melvin R. Laird
      Lynne V. Cheney                       Melvin R. Laird


  /s/ William H. Dudley                 /s/ William R. Pearce
      William H. Dudley                     William R. Pearce


  /s/ Robert F. Froehlke
      Robert F. Froehlke                    Edson W. Spencer


  /s/ David R. Hubers                   /s/ John R. Thomas
      David R. Hubers                       John R. Thomas


  /s/ Heinz F. Hutter
      Heinz F. Hutter                       Wheelock Whitney


  /s/ Anne P. Jones                     /s/ C. Angus Wurtele
      Anne P. Jones                         C. Angus Wurtele